News Release

Energen

FOR IMMEDIATE RELEASE

Contract: Julie Ryland (205) 326-8421

Energen Corporation comments on the sale of 1,000,000 shares of common stock.

EXHIBIT	INDEX TO EXHIBITS

99	Press Release dated July 17, 2003

Energen Corporation

605 Richard Arrington, Jr. Blvd. North

Birmingham, Alabama 35203-2707

Energen Completes Sale of Common Stock

Birmingham, Alabama - Energen Corporation (NYSE: EGN) today said that it has completed the sale of 1,000,000 shares of its common stock at an average price of $33.30 per share through the periodic draw-down of shares in a shelf registration. Cantor Fitzgerald & Co. served as Energen's sales agent. The sale of shares began May 9, 2003, and concluded on July 16, 2003. Net proceeds of $32.4 million will be used to repay short-term debt incurred to finance the oil and gas property acquisition program of Energen Resources Corporation, the Company's oil and gas acquisition and exploitation subsidiary.

Energen Corporation is a diversified energy holding company with headquarters in Birmingham, Alabama. Its two lines of business are natural gas distribution in central and north Alabama and the acquisition and exploitation of natural gas, oil and natural gas liquids onshore in North America. Additional information on Energen is available at www.energen.com.

FORWARD-LOOKING STATEMENTS

This release contains statements expressing expectations of future plans, objectives and performance that constitute forward-looking statements made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Except as otherwise disclosed, the Company's forward-looking statements do not reflect the impact of possible or pending acquisitions, divestitures or restructurings. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the Company cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A discussion of risks and uncertainties, which could affect future results of Energen and its subsidiaries, is included in the Company's periodic reports filed with the Securities and Exchange Commission.